Exhibit 10.7.1

LEASE AGREEMENT

BY AND BETWEEN

CORE Realty Holdings Management, Inc., a California corporation, fbo

Brookfield Lakes Tenants in Common,

LANDLORD

AND

Connecture, Inc.,

a Delaware corporation

TENANT

DATED: May 10, 2012

Standard Office Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) made and entered into between CORE Realty Holdings Management, Inc., a California corporation, fbo Brookfield Lakes Tenants in Common (“Landlord”) and Connecture, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1. Leased Premises and Term. In consideration of the obligation of Tenant to pay Rent as herein provided, and in consideration of the other terms, provisions, and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, the following described space for purposes hereof is deemed to be:

32,160 Rentable Square Feet

and substantially as shown on the plan attached hereto as EXHIBIT A (the “Leased Premises”) which is located in the building commonly known as Brookfield Lakes Corporate Center XVII (the “Building”), situated on the real property described in EXHIBIT B attached hereto (the “Property”). The Property is part of an office complex commonly known as Brookfield Lakes Corporate Center (the “BLCC Center”). The Property is in Zoning District O & LI under the Municipal Code of the City of Brookfield, Wisconsin. The Leased Premises shall be used for the following purposes and no others:

General Office Use and incidental uses related thereto,

and operation of a kitchen and breakroom, as approved by Landlord

Landlord represents and warrants to Tenant that the foregoing uses do not violate any restriction imposed on the Property, the Building or the Leased Premises by deed or other document of record.

TO HAVE AND TO HOLD the same for a term (sometimes referred to as the “Term”) of One Hundred Twenty-One (121) months commencing August 1, 2012 (sometimes referred to as the Commencement Date) and ending August 31, 2022 unless terminated or extended pursuant to any provision hereof. Tenant acknowledges that no representations as to the condition or repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises have been made by Landlord, unless such are expressly set forth in this Lease. Landlord has not received any notice that the Building is in violation of any laws, ordinances or codes.

Tenant shall also have a non-exclusive license to use the areas located in and adjacent to the Building designated by Landlord from time to time as being available for the common use by Landlord and tenants and occupants of the Building, including such areas as the entrance lobby, public toilets, public corridors, exterior plaza and other similar facilities (the “Common Areas”), subject to the non-exclusive rights of Landlord and other tenants and occupants to use such Common Areas, and rules and regulations imposed by Landlord from time to time relating to the Common Areas. The parking lot and landscaped areas adjacent to the Building shall be used for parking, ingress and egress purposes only, and Tenant shall not be entitled to use such Common Areas for any other purpose without the prior written consent of Landlord. Landlord shall not charge any fee for the use of the parking spaces located in the parking lot adjacent to the Building. Landlord shall maintain four (4) parking spaces for each 1,000 rentable square feet of area in the Building, or such other amount as may be required by applicable law, ordinance or code. In the event that the number of parking spaces falls below the number of spaces required by applicable law, ordinance or code, Landlord shall provide suitable replacement parking.

If this Lease is executed before the Leased Premises become vacant or otherwise available and ready for occupancy and Landlord cannot, using commercially reasonable efforts, acquire possession and/or deliver the Leased Premises to the Tenant on the Commencement Date of this Lease, Landlord shall not be deemed to be in default, nor in any way liable to Tenant, because of such failure and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the “Commencement Date”; and the Term of this Lease shall automatically be extended so as to include the full number of months hereinbefore provided, except that if the Commencement Date is other than the first day of a calendar month, such Term shall also be extended for a period equivalent to the remainder of the calendar month in which possession is tendered. Landlord hereby waives payment of Rent (including such portion of the Additional Rent which is related to Tenant’s use and occupancy of the Leased Premises) covering any period prior to such tendering of possession.

In the event that Tenant’s possession is delayed because Landlord has not sufficiently completed the Building or the Leased Premises, the Commencement Date shall be the date upon the later of which the Building, other improvements on the Property and/or the Leased Premises has been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant’s use of the Leased Premises); and the Term of this Lease shall automatically be extended so as to include the full number of months hereinbefore provided, except that if the Commencement Date is other than the first day of a calendar month, such Term shall also be extended for a period equivalent to the remainder of the calendar month in which possession is tendered; provided, however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant’s failure to agree to plans and specifications; (ii) Tenant’s request for materials or finishes other than as expressly set forth on EXHIBIT C attached hereto; (iii) Tenant’s changes in plans; or (iv) the performance, acts or omissions of Tenant or a party employed by Tenant (collectively, “Tenant Delay”), the Commencement Date and the obligation to pay Rent hereunder shall be accelerated by one day for each day of delay resulting, directly or indirectly, from any of the foregoing. Landlord shall notify Tenant in writing as soon as Landlord deems the Building, other improvements, and the Leased Premises to be completed and ready for occupancy as aforesaid. In the event that the Building, other improvements, or the Leased Premises has not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections within five (5) days after Tenant receives the aforesaid notice from Landlord. Landlord shall have reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Building, other improvements, and the Leased Premises is completed and ready for occupancy. In the event Tenant’s possession is delayed, Tenant shall not have any claim against Landlord, including, without limitation, claims for rent paid on alternative space until the Leased Premises is delivered to Tenant.

Prior to the Commencement Date, Landlord shall schedule a mutually agreeable time with Tenant to walk through the Leased Premises and prepare a mutually agreeable punch list setting forth any defects or incomplete work. The taking of possession of the Leased Premises by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Leased Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken (except for such items as Landlord is permitted to complete at a later date, which items shall be specified by Landlord to Tenant in writing, and except for the punch list items and items covered by the one (1) year general workmanship warranty described herein) and that the square footage for purposes of this Lease is as set forth in Paragraph 1 hereof. Upon the Commencement Date, Tenant or its representative shall execute and deliver to Landlord a letter of acceptance of delivery of the Leased Premises, such letter to be on Landlord’s or its lender’s standard form therefore. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy issued by the local governmental authority permitting general office use in the Leased Premises shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant. Landlord will exercise all commercially reasonable efforts to correct and complete the items described in the punch list within thirty (30) days after the punch list has been finalized, unless Landlord, in spite of its efforts, is unable to correct and complete any such items within thirty (30) days, then Landlord shall have a reasonable time to correct and complete such items provided that Landlord commences to correct and complete such items within the thirty (30) day period and thereafter diligently proceeds to complete such items. The existence of such punch list items shall not postpone the Commencement Date or the obligation of Tenant to pay Rent. Landlord agrees to provide a one (1) year general workmanship warranty for the Improvements. In the event that Tenant discovers a defect in any general workmanship item covered by such warranty, Tenant shall provide written notice to Landlord prior to the expiration of such warranty. Upon receipt of any such written notice from Tenant, Landlord shall exercise commercially reasonable efforts to promptly correct such defect.

In the event that Landlord fails to deliver the Leased Premises on or before the date that is thirty (30) days after the Commencement Date, subject to Force Majeure (as defined in Paragraph 21.L.) and Tenant Delay, Tenant shall receive one (1) day of free rent for each day that the Leased Premises is delivered after the date that is thirty (30) days after the Commencement Date. In the event that Landlord fails to deliver the Leased Premises on or before the date that is ninety (90) days after the Commencement Date, subject to Force Majeure and Tenant Delay, then Tenant may, at its sole option, terminate this Lease upon thirty (30) days written notice to Landlord, provided that during such thirty (30) day period Landlord fails to deliver the Leased Premises.

Tenant shall have the right, at no additional cost to Tenant, to enter upon and use the Leased Premises and the Common Areas at any time or times during the fourteen (14) day period prior to the Commencement Date for the purpose of installing its equipment, fixtures, and furniture, and the forty-five (45) day period prior to the Commencement Date for the purpose of installing its data and telecommunications cabling systems, provided that in so doing the progress of the Improvements shall not be unreasonably interfered with or delayed. Any such prior use of the Leased Premises shall not constitute acceptance of the Leased Premises nor shall it any way be deemed to constitute a waiver of any rights that Tenant may have pursuant to this Lease, but such prior entry and use of the Leased Premises shall be subject to all of the terms and conditions of this Lease, including, without limitation, the obligation to maintain Tenant’s insurance and the obligation to provide Landlord written notice prior to such entry and use.

2. Base Rent; Security Deposit and Rent.

A. Tenant agrees to pay to Landlord for the Leased Premises in lawful money of the United States base rent (“Base Rent”) as follows:

(a)	for the first (1st) nine (9) months of the Term hereof at the rate of Thirty Thousand Seven Hundred Ninety-Three and 20/100 Dollars ($30,793.20) per month, net of Operating Costs;

(b)	for the tenth (10th) month of the Term hereof at the rate of Zero Dollars ($0.00) per month, net of Operating Costs;

(c)	for the eleventh (11th) month of the Term hereof at the rate of Seven Thousand Three Hundred Forty-Three and 20/100 Dollars ($7,343.20) per month, net of Operating Costs;

(d)	for the twelfth (12th) month of the Term hereof at the rate of Thirty Thousand Seven Hundred Ninety-Three and 20/100 Dollars ($30,793.20) per month, net of Operating Costs;

(e)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Two Thousand One Hundred Thirty-Three and 20/100 Dollars ($32,133.20) per month, net of Operating Costs;

(f)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Three Thousand Four Hundred Seventy-Three and 20/100 Dollars ($33,473.20) per month, net of Operating Costs;

(g)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Six Thousand One Hundred Fifty-Three and 20/100 Dollars ($36,153.20) per month, net of Operating Costs;

(h)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Seven Thousand Two Hundred Thirty-Seven and 80/100 Dollars ($37,237.80) per month, net of Operating Costs;

(i)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Eight Thousand Three Hundred Fifty-Four and 93/100 Dollars ($38,354.93) per month, net of Operating Costs;

(j)	for the next twelve (12) months of the Term hereof at the rate of Thirty-Nine Thousand Five Hundred Five and 58/100 Dollars ($39,505.58) per month, net of Operating Costs;

(k)	for the next twelve (12) months of the Term hereof at the rate of Forty Thousand Six Hundred Ninety and 75/100 Dollars ($40,690.75) per month, net of Operating Costs;

(l)	for the next twelve (12) months of the Term hereof at the rate of Forty-One Thousand Nine Hundred Eleven and 47/100 Dollars ($41,911.47) per month, net of Operating Costs;

(m)	For the next twelve (12) months of the Term hereof at the rate of Forty-Three Thousand One Hundred Sixty-Eight and 81/100 Dollars ($43,168.81) per month, net of Operating Costs, and

(n)	for the remaining Term hereof at the rate of Forty-Four Thousand Four Hundred Sixty-Three and 88/100 Dollars ($44,463.88) per month, net of Operating Costs,

Base Rent shall be paid in advance, without demand or right of set off, deduction or abatement, whatsoever, except that the monthly installment which otherwise shall be due on the Commencement Date recited above, shall be due and payable within three (3) business days after the mutual execution of this Lease. Thereafter, each monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date; further provided that the monthly Base Rent payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated.

B. Tenant shall deposit with Landlord within three (3) business days after the mutual execution of this Lease the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Security Deposit”), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance Rent deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due

Landlord hereunder, or any other damage, injury, expense or liability caused by any event of Tenant’s default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease when Landlord shall have determined that all Tenant’s obligations under this Lease have been fulfilled. Landlord shall exercise commercially reasonable efforts to make such determination within sixty (60) days after termination of this Lease. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said Security Deposit may be turned over to Landlord’s grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said Security Deposit and its application or return.

C. Tenant agrees that the Base Rent, Additional Rent and any other payments due Landlord hereunder shall be considered rent paid by Tenant for the Leased Premises and shall herein sometimes be collectively referred to as “Rent”.

3. Operating Costs.

A. Tenant shall pay upon demand to Landlord for each calendar year, or any portion thereof, during the Term of this Lease, as the same may be extended or renewed from time to time, as additional rent, its Proportionate Share (as defined in Paragraph 21M) of Operating Costs calculated on the basis of the ratio set forth in Subparagraph 21M (sometimes referred to herein as “Additional Rent”).

As used in this Lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements (including, without limitation, taxes and assessments) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements and the costs of building supplies, janitorial services, and costs associated with the provision of utility services), property management fees, salaries, fringe benefits and related costs, insurance costs of every kind and nature, heating, air conditioning and ventilation costs, common area utility costs, the costs of repairs, maintenance and decorating, and the Building’s or Property’s share of the operating or related costs of the BLCC Center which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred), except the following: (i) costs of tenant improvements to other tenant’s premises, including any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations; (ii) depreciation; (iii) interest and principal payments on mortgages, and other debt costs; (iv) real estate brokers’ leasing commissions or compensations; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant, or any cost or expense for which Landlord is reimbursed from any tenant or any other third party (other than payments or reimbursements by tenants of Operating Costs); (vii) salaries, fringe benefits and related costs paid to executive personnel at or above the level of property manager; (viii) any item which under generally accepted accounting principles, as consistently applied by Landlord’s standard procedures, is properly classified as a capital expenditure; (ix) any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business; provided, however, the foregoing exclusion shall not include any rental sales, leasing or similar taxes levied on or with respect to the Rent, or any part thereof, payable under the Lease in lieu of or in addition to general real and/or personal property taxes; (x) repairs required to cure violations of laws, easements or covenants applicable to the Building in effect on the Lease execution date; (xi) any fine, interest or penalties arising as a result of a late payment of any taxes; (xii) any cost for services or materials paid to a person, firm or entity related to Landlord, to the extent such amount materially exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm, or corporation (provided this exclusion shall not affect, limit or restrict management fees reflected herein); (xiii) reserves in connection with capital improvements and replacements for the Building (but expressly excluding any reserves for BLCC Center that are attributable to the Building and the Property); and (xiv) costs incurred by Landlord in connection with the sale, syndication, financing, or refinancing of Landlord’s interest in the Property or Building. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs.

In the event during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year.

Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the BLCC Center are contractually allocated among buildings within such development using methods of allocation that are considered reasonable and appropriate for the circumstances by Landlord. The determination of such costs and the allocation of all or part thereof to Operating Costs by Landlord hereunder shall be in accordance with sound accounting and management principles as reasonably determined by Landlord.

B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under Subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of such estimated amounts provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under Subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the total amounts payable under Subparagraph A above and Tenant’s Proportionate Share thereof (the “Statement”). If such Statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such Statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the Statement.

C. Tenant or its representatives shall have the right to examine and/or audit Landlord’s books and records of Operating Costs during normal business hours and at a location solely designated by Landlord within sixty (60) days following the furnishing of the Statement to Tenant. Unless Tenant takes written exception to any item within sixty (60) days following the furnishing of the Statement to Tenant (which item shall be paid in any event), the Statement shall be considered as final and accepted by Tenant. Such audit shall be conducted by an auditing firm retained by Tenant. All expenses of the audit shall be borne by Tenant unless such audit discloses an overstatement of Operating Costs of ten percent (10%) or more, in which case Landlord shall promptly reimburse Tenant for the reasonable cost of the audit. If the auditing firm determines that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the auditing firm determines that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination. In the event Landlord disputes the findings of the audit and Landlord and Tenant are not able to mutually agree to a resolution of such dispute within thirty (30) days, then Landlord and Tenant agree to submit any disputed items to the Audit Professionals (as hereafter defined) for resolution as hereafter provided. Any dispute regarding the results of Tenant’s audit shall be settled by a firm of accountants with real estate experience mutually acceptable to Landlord and Tenant (the “Audit Professionals”). If Landlord and Tenant cannot agree on the choice of such Audit Professionals within thirty (30) days, then Landlord and Tenant shall each, within fifteen (15) days thereafter, select one (1) independent firm of Audit Professionals, and such two (2) Audit Professionals firms shall together select a third (3rd) firm of Audit Professionals, which third (3rd) firm shall be the Audit Professionals who shall resolve the dispute. The Audit Professionals shall be entitled to review all records relating to the disputed items. The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant and the Audit Professionals’ expenses shall be borne by the party against whom the decision is rendered; provided, that if more than one item is disputed, the expenses shall be apportioned equitably according to the number of items decided against each party and the amounts involved.

D. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

4. Alterations. Landlord agrees to install at Landlord’s cost and expense, the improvements described in EXHIBIT C attached hereto (the “Improvements”), all of which shall be and remain the property of Landlord. Landlord shall perform such work diligently in a good and workmanlike manner in substantial conformance with the plans and specifications attached as EXHIBIT C (including the drawings, schedules, specifications and AutoCAD Files referenced therein) or otherwise approved by Tenant, and in accordance with all applicable governmental laws, rules, regulations and other requirements. Landlord will apply for and obtain all permits, licenses and certificates necessary for installation of the Improvement described in EXHIBIT C. All other improvements, alterations, additions, partitions, fixtures, removals and restoration to the Leased Premises (the “Tenant’s Improvements”) shall be installed at the cost and expense of Tenant (which cost shall be payable on demand as Rent to Landlord), but only if such improvements, alterations, partitions, fixtures, removals and/or restorations are: (i) approved in advance by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) made in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord; (iii) performed in accordance with and in compliance with all governmental laws, ordinances, rules and regulations; (iv) made or performed only by Landlord or by contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld); and (v) performed in a good workmanlike manner and diligently prosecuted and so as not to damage the structure or structural qualities of the Building. Notwithstanding the foregoing, Tenant shall have the right, upon prior written notice to Landlord but without Landlord’s consent, to make any Tenant’s Improvements to the Leased Premises which do not affect the structure and the mechanical, electrical, plumbing and life safety systems of the Building and do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in aggregate in any consecutive twelve (12) month period. All Tenant’s Improvements shall be and remain the property of Tenant during the Term of this Lease, provided, however, that, unless Landlord otherwise elects as hereinafter provided, all said Tenant’s Improvements shall, upon the expiration or termination of this Lease, or the earlier vacation of the Leased Premises, become and be deemed to be the property of Landlord and title thereto shall pass to Landlord under this Lease as by a bill of sale without further act or deed on the part of Tenant and Tenant shall, at Landlord’s request, promptly execute and deliver such bills of sale or other documents or instruments as Landlord may deem necessary or desirable to evidence the foregoing. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall remove all Tenant’s Improvements (and any wiring and cabling or similar improvements installed by Tenant as part of the initial Improvements or as part of the initial Tenant’s Improvements) and restore the Leased Premises to its condition prior to the installation or construction thereof by the date of expiration of this Lease or in the event of the earlier vacation of the Leased Premises or termination of this Lease, unless, at the time of Landlord’s approval, or if Landlord’s approval is not required, at the time of original installation, Landlord agreed in writing that such removal was not required. Tenant shall, prior to any such construction or work, provide such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics’, laborers’, materialmen’s or other liens. Tenant hereby indemnifies and saves Landlord harmless from and against any and all loss, liability, damage, penalty, cost, expense or fee (including, without limitation, court costs and reasonable attorneys’ fees) incurred by or asserted against Landlord as a result of the existence or threat of any lien against the Building, Leased Premises or Property. At Landlord’s request, Tenant will notify any contractors, subcontractors and materialmen performing work on, or supplying materials for, the Leased Premises that Tenant is not acting as the agent of Landlord in connection with any such work and/or shall post signs on the Leased Premises to that effect. All risk of loss with respect to the Tenant’s Improvements during the Term hereof shall be the sole responsibility of Tenant.

5. Service. Landlord agrees to furnish Tenant, while occupying the Leased Premises, hot, cold and refrigerated water at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations and are reasonably considered by Landlord to be standard, with such service to be provided at other times and on Saturday, Sunday, and holidays if requested by Tenant not less than 24 hours in advance for weekdays and not less than 48 hours in advance for weekends and holidays (HVAC hours for the Building are currently set at 6:00 AM to 6:00 PM weekdays, and 7:00 AM to 1:00 PM on Saturday), provided, however, Landlord hereby reserves the right to charge Tenant for any such optional or extended service requested by Tenant at such amount as Landlord, in its sole discretion, determines, and such amount shall be provided to Tenant if requested by Tenant at the time such service is requested; janitor service to the Leased Premises on weekdays other than holidays and such window washing as may from time to time in the Landlord’s judgment be reasonably required; but failure to any extent to furnish or any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, in the event such interruption or stoppage is due to the Landlord’s gross negligence or willful misconduct, and such interruption or stoppage continues for a period of seven (7) consecutive days, Tenant shall have the right to abate Rent for the actual period of such interruption or stoppage of such services after such seven (7) day period, and the abatement of Rent shall be Tenant’s sole remedy against Landlord for the interruption or stoppage of such service. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall not have claim for rebate of Rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Whenever heat generating machines or other machines or equipment are used by Tenant in the Leased Premises which affect the temperature otherwise maintained by the air conditioning equipment or result in a disproportionate level of use by Tenant of any service provided by Landlord, Landlord reserves the right to install supplementary air conditioning units or other supplementary equipment or machinery in the

Leased Premises (or for the use of the Leased Premises) and the expense of such purchase, installation, maintenance, operation and repair shall be paid by Tenant upon demand as Additional Rent and/or, as applicable, to install, at Tenant’s sole cost and expense, meters or similar devises to monitor such use and/or to charge Tenant for such disproportionate use.

Tenant shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant’s sole risk and responsibility.

Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for paying directly to Landlord, as Additional Rent, within ten (10) days after request therefore any and all of the costs and expenses incurred in connection with the replacement of all light bulbs, fluorescent tubes and ballasts of whatever type and nature located within the Leased Premises and in connection with the maintenance, repair and replacement of all water heaters, dishwashers, garbage disposals, generators, HVAC unit, and plumbing fixtures which service only the Leased Premises and all pipes, conduits, wires, cables, vents, laterals, equipment or machinery ancillary or appurtenant thereto whether or not any such equipment, machinery, laterals, pipes, conduits, cables, vents or wires are located within or outside the Leased Premises.

6. Use of Leased Premises.

A. Use Limited. Tenant will not occupy or use, nor permit any portion of the Leased Premises to be occupied or used, for any business, use or purpose, whatsoever, other than that described above or for any business, use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous, including, without limitation, for fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant shall immediately cease and desist from such use, paying all costs and expense resulting therefrom. In addition to the foregoing and not in lieu thereof, Tenant hereby acknowledges and agrees that, as of the date hereof, Landlord has granted to certain tenants in the Building the exclusive right to use space in the Building for certain purposes. Accordingly, at no time during the Term of this Lease shall Tenant or its successors, assigns, subtenants or any other persons use or occupy the Leased Premises as follows:

(1) The Leased Premises shall not be used or occupied by a national, regional or local brokerage firm who is a member of the New York Stock Exchange, and whose primary business is the sale of stocks and bonds; and

(2) The Leased Premises shall not be used or occupied to conduct business as either a bank, savings and loan, thrift, or credit union, and whose primary function is to provide services to companies, corporations, limited liability companies, sole proprietors, and related business entities.

Except for the foregoing, Landlord has not granted any other exclusive uses in the Building.

B. Compliance. Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for its use and occupancy of the Leased Premises. Tenant shall comply with all governmental laws, ordinances, rules and regulations applicable to the use and its occupancy of the Leased Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Leased Premises, all at Tenant’s sole expense. If, as a result of any change in the governmental laws, ordinances, rules and regulations, the Leased Premises must be altered to lawfully accommodate Tenant’s use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided that the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances, rules and regulations.

C. Maintenance. Tenant will maintain the Leased Premises (including all Tenant’s Improvements, fixtures, installed by Tenant or at Tenant’s request and all plate glass) in good order and repair, reasonable wear and tear excepted, in a clean, secure and healthful condition, and in compliance with all applicable laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof). Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, which consent may be withheld for any reason whatsoever in Landlord’s sole discretion, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Leased Premises or the Building.

Landlord shall maintain and repair the Common Areas, the structure, roof and exterior of the Building, the heating, ventilating and air conditioning systems of the Building located outside the Leased Premises and the grounds (including landscaping, parking areas, walkways, roadways and driveways) in good order and repair, and in compliance with all applicable laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies and bodies having any jurisdiction thereof). Any and all costs incurred by Landlord in connection with the maintenance and repair of the Common Areas, the structure, roof and exterior of the Building, and the heating, ventilating and air conditioning systems of the Building shall be part of Operating Costs. Notwithstanding the foregoing, in the event that any such repairs or replacements are required due to the negligent or intentional acts of Tenant or its agents, employees, subtenants, patients or invitees, Tenant shall reimburse Landlord, on demand, for Landlord’s costs and expenses incurred in making such repairs and replacements.

D. Nuisance. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.

E. Negligence. Tenant shall pay upon demand as Additional Rent the full cost of repairing any damage to the Leased Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, subtenants, invitees, or any other person entering upon the Property as a result of Tenant’s business activities or resulting from Tenant’s default hereunder.

F. Rules and Regulations. Tenant and Tenant’s agents, employees, patrons and invitees, will comply fully with all rules and regulations of the BLCC Center, the Building, parking area and related facilities which are described in EXHIBIT D attached hereto. Landlord shall at all times have the right, in its reasonable discretion, to change such rules and regulations or to promulgate other rules and regulations as may be deemed advisable for the safety, care, and cleanliness of the Building or the BLCC Center, or any part thereof, and for the preservation of good order therein, provided such new or amended rules and regulations do not adversely affect Tenant’s use of the Leased Premises as originally permitted in this Lease; and further provided that Landlord does not, as part of such new or amended rules and regulations, impose on Tenant new charges or fees for the use of the Leased Premises or the Common Areas (provided that the foregoing shall not in any way affect, limit, restrict, preclude or otherwise prohibit Landlord’s right to charge Tenant for, or Tenant’s obligation to pay, its Proportionate Share of Operating Costs). In the event of any conflict between the terms of this Lease and any new or amended rules and regulations, the terms of this Lease shall control. Copies of all rules and regulations, changes, and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant’s employees, agents, patrons and invitees. Landlord shall not discriminate against Tenant in the enforcement of such rules and regulations applicable to all tenants at the BLCC Center, and Landlord shall enforce such rules and regulations in a consistent manner with regard to all tenants generally of the BLCC Center.

G. Access. Except in emergencies, upon not less than one (1) business day advance notice to Tenant, Tenant shall permit Landlord (or its designees) access to the Leased Premises to erect, use, maintain, repair and replace pipes, cables, conduits, plumbing, vents, telephone, electric and other wires or other items which pass in, to or through the Leased Premises, as and to the extent that Landlord, in its sole discretion, may deem necessary or appropriate for the proper operation and maintenance of the Building. In the event that Landlord requires access to any under-floor duct, Landlord’s liability for carpet (or other floor covering) replacement shall be limited to replacement of the piece removed. All such work shall be done, as far as practicable, in such a manner as to minimize interference with Tenant’s use of the Leased Premises.

H. Surrender. At termination of this Lease, upon its expiration or otherwise, Tenant shall remove from the Leased Premises all personal property of Tenant; repair any damage caused by such removal; deliver up the Leased Premises with all improvements located thereon (including the Tenant’s Improvements except as herein provided) in good repair and condition, reasonable wear and tear, casualty damage and damage caused by Landlord excepted, broom clean and free of all debris; execute and deliver such conveyance as Landlord may reasonably deem necessary or desirable to evidence the same and any other conveyances pursuant to this Lease; and continue to insure all of the same as otherwise required pursuant hereto, until this Subparagraph H has been complied with.

I. Taxes. Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or with respect to the Tenant’s occupancy of the Leased Premises or with respect to the Tenant’s Improvements, personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from the Leased Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and to promptly deliver to Landlord for inspection, upon written request of the Landlord, evidence satisfactory to Landlord of any such payments.

7. Inspections. Except in emergencies, upon not less than one (1) business day advance notice to Tenant, Landlord shall have the right to enter the Leased Premises at any reasonable time for the following purposes: (i) to ascertain the condition of the Leased Premises; (ii) to determine whether Tenant is diligently fulfilling Tenant’s responsibilities under this Lease; (iii) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; (iv) to show the Leased Premises to prospective buyers or mortgagees; or (v) to do any other act or thing which Landlord deems reasonable to preserve the Leased Premises and the Building. During the twelve (12) months prior to the end of the Term hereof and at any time Tenant is in default hereunder, Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to lessees. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Leased Premises. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

8. Assignment and Subletting.

A. Tenant shall not have the right to assign, encumber or pledge this Lease or to sublet the whole or any part of the Leased Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Leased Premises by anyone other than Tenant or for any use other than the use described in Paragraph 1 hereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. Tenant shall have the right, without Landlord’s consent and upon prior written notice to Landlord (specifically describing Tenant’s relationship with such subsidiary, affiliate, related company, or successor), to assign this Lease or sublease the Leased Premises to a subsidiary, affiliate, related company or successor of Tenant (“Permitted Transferee”). In the event Tenant desires to sublet the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents or other payments due and becoming due to Tenant under such assignment or sublease and apply such rent or other payments against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. In the event the Rent, including, without limitation, Base Rent and any Additional Rent, together with any and all other costs, fees, expenses or other amounts paid by any such occupant, user, subtenant or assignee in any month exceeds the Rent payable on a per rentable square foot basis hereunder for such assigned or sublet portion of the Leased Premises, then the amount of such excess shall be paid to Landlord as Additional Rent hereunder within five (5) business days after receipt thereof by or on behalf of Tenant.

B. In addition to, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Leased Premises, to recapture the portion of the Leased Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Leased Premises pursuant to this Paragraph 8B, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof. If Landlord recaptures under this Paragraph 8B only a portion of the Leased Premises, the Rent during the unexpired Term shall abate proportionately based on the Rent contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any and all commission obligations with respect to this Lease that may be due and owing now or in the future at the time of any assignment or subletting by Tenant or upon recapture by Landlord.

C. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested, shall be subject to prior approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay on demand all of Landlord’s reasonable costs and expenses, including reasonable attorney’s and accountant’s fees, incurred in determining whether or not to consent to any requested subletting or assignment and for the review and approval of such documentation. In no event, however, shall Tenant be required to reimburse Landlord for any such costs that exceed $3,000 for any one particular requested subletting or assignment.

9. Property Damage.

A. If the Building, Improvements, or Leased Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, Improvements or Leased Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Leased Premises.

B. If this Lease is not terminated pursuant to Paragraph 9A, then Landlord shall proceed with all due diligence to repair and restore the Building, Improvements or Leased Premises, as the case may be. In connection with such rebuilding or restoration, Landlord shall only be obligated to spend up to the amount of insurance proceeds actually received by Landlord (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage).

C. If this Lease shall be terminated pursuant to this Paragraph 9, the Term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the Term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 9 and if the Leased Premises is untenantable in whole or in part following such damage, the Base Rent and Additional Rent payable during the period in which the Leased Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances as the same is reasonably determined by Landlord. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering thirty (30) days’ prior written notice to Landlord, whereupon the Lease shall end on the date thirty (30) days after the giving of such notice as if the date thirty (30) days after the giving of such notice were the date originally fixed in this Lease for the expiration of the Term hereof, but only if the repairs and rebuilding have not yet been completed on such date; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, including, without limitation, negotiations with insurance companies, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

D. In no event shall Landlord be required to rebuild, repair or replace any part of the Tenant’s Improvements, partitions, fixtures, additions and other improvements which may have been placed in or about the Leased Premises by Tenant. If this Lease is not terminated pursuant hereto, Tenant shall promptly repair and restore any such Tenant’s Improvements, partitions, fixtures, additions or other improvements that Tenant is required to construct, place or install in, on or about the Leased Premises pursuant hereto. Tenant hereby agrees to maintain insurance covering the contents of the Leased Premises, the Tenant’s Improvements, its personal property, fixtures, machinery, equipment, partitions, additions, alterations and improvements on an acceptable “All Risk” or “Special Perils” property form, together with such other endorsements as Landlord may, from time to time, reasonably require in amounts at least equal to the full replacement cost thereof, and without coinsurance. All insurance policies shall provide that the coverage shall not be terminated or modified without thirty (30) days’ advance written notice to Landlord, and that Tenant shall deliver a Certificate of Insurance and certification that said insurance premium has been prepaid. In the case of an insurance policy about to expire, Tenant shall deliver to Landlord renewal or replacement certificates not less than thirty (30) days prior to the date of expiration. Said coverage shall be provided by insurance carriers with at least an A-VIII rating by A.M. Best and reasonably acceptable to the Landlord. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant shall provide Landlord with a certified copy of such policy if requested by Landlord in writing.

E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term hereof.

F. Intentionally omitted.

G. In the event of any damage or destruction to the Building or the Leased Premises by any peril covered by the provisions of this Paragraph 9, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or the Leased Premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorney’s fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Leased Premises prior to such removal and/or such removal.

10. Liability.

A. Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from and against any loss, liability, costs and expenses, including, without limitation, court costs and attorney’s fees, arising out of any claim of injury or damage on or about the Leased Premises caused in whole or in part by the negligence or misconduct by Tenant, its agents, employees, subtenants, contractors, invitees or by any other person entering the Leased Premises or the Building or Property under express or implied invitation of Tenant, arising out of Tenant’s use or occupancy of the Leased Premises or arising out of a default by Tenant under this Lease or the Tenant’s failure to otherwise fail to perform its obligations hereunder. In case the Landlord shall be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by the Landlord in connection with such litigation whether or not such action is contested or prosecuted to judgment. Landlord shall not be liable to Tenant or Tenant’s agents, employees, subtenants, invitees or any person entering upon the Property in whole or in part because of Tenant’s use or occupancy of the Leased Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems or its security plans or systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property. Furthermore, Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, criminal activity, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause whatsoever except solely as a result of Landlord’s willful acts or gross negligence. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster or ceiling tile, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind, except as a result of Landlord’s willful or intentional acts or negligence. Landlord shall not be liable for any damage whatsoever caused by any other persons in or about the Building or the BLCC Center, or by an occupant of adjacent property thereto, or by the public, or by the construction of any private, public or quasi-public work, except as a result of Landlord’s willful acts or gross negligence. All property of the Tenant kept or stored on the Leased Premises shall be kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord in the event of any claims arising out of damages to the same. Landlord shall not be liable or responsible in any way for: (a) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services or security services, or repairs or maintenance services, in or about the Leased Premises or the Building (provided, however, nothing shall limit Tenant’s rights directly against such tortfeasors or independent contractors); or (b) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant.

Tenant shall not be liable for and Landlord will indemnify and hold Tenant harmless from and against any loss, liability, costs and expenses, including, without limitation, court costs and attorney’s fees, arising out of any claim of injury or damage on or about the Leased Premises caused in whole or in part by the gross negligence or willful misconduct by Landlord, its agents, employees, subtenants, contractors, invitees or by any other person entering the Leased Premises under express or implied invitation of Landlord or arising out of a default by Landlord under this Lease or the Landlord’s failure to otherwise fail to perform its obligations hereunder. In case the Tenant shall be made a party to any litigation commenced by or against the Landlord, then the Landlord shall protect and hold the Tenant harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by the Tenant in connection with such litigation whether or not such action is contested or prosecuted to judgment. Furthermore, Tenant shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, criminal activity, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any injury or damage, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause whatsoever except solely as a result of Tenant’s willful acts or gross negligence. Tenant shall not be liable for any damage whatsoever caused by any other persons in or about the Building or the Center, or by an occupant of adjacent property thereto, or by the public, or by the construction of any private, public or quasi-public work.

B. Tenant shall procure and maintain throughout the Term of this Lease a commercial general liability policy, in form and substance satisfactory to Landlord, at Tenant’s sole cost and expense, insuring Tenant (and naming Landlord as an additional insured) against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant’s operations in and maintenance and use of the Leased Premises; and (iv) Tenant’s liability assumed under this Lease. The limits of such policy shall be in not less than the following amounts (which amounts may be provided in a combination of commercial general liability policies and/or umbrella or excess policies): (i) One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (ii) Two Million and 00/100 Dollars ($2,000,000.00) general aggregate per location; (iii) One Million and 00/100 Dollars ($1,000,000.00) personal and advertising injury; (iv) Two Million and 00/100 Dollars ($2,000,000.00) products and completed operations; (v) Five Thousand and 00/100 Dollars ($5,000.00) medical expense; and (vi) One Hundred Thousand and 00/100 Dollars ($100,000.00) fire damage. Such policy shall be procured by Tenant from an insurance company rated at least A-VIII by A.M. Best. A certificate of such policy, together with receipt evidencing payment of the premium, shall be delivered to Landlord prior to the Commencement Date of this Lease. Such certificate of insurance should identify any deductibles and/or self-insured retentions. Upon written demand by Landlord, Tenant shall provide Landlord with a certified copy of such policy. Not less than thirty (30) days prior to the expiration date of such policy, a certificate of insurance of the renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled, non-renewed or changed to reduce the insurance coverage provided thereby.

C. Landlord shall procure and maintain throughout the Term of this Lease a commercial general liability policy (as an Operating Cost), insuring Landlord (and naming Tenant as an additional insured) against all claims, demands or actions arising out of or in connection with the Property. The limits of such policy shall be in not less than the following amounts (which amounts may be provided in a combination of commercial general liability policies and/or umbrella or excess policies): (i) One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (ii) Two Million and 00/100 Dollars ($2,000,000.00) general aggregate per location; (iii) One Million and 00/100 Dollars ($1,000,000.00) personal and advertising injury; (iv) Two Million and 00/100 Dollars ($2,000,000.00) products and completed operations; (v) Five Thousand and 00/100 Dollars ($5,000.00) medical expense; and (vi) One Hundred Thousand and 00/100 Dollars ($100,000.00) fire damage. Such policy shall be procured by Landlord from an insurance company rated at least A-VIII by A.M. Best. Upon Tenant’s written request, a certificate of such policy shall be delivered to Tenant prior to the Commencement Date of this Lease. Such certificate of insurance should identify any deductibles and/or self-insured retentions. Upon written demand by Tenant, Landlord shall provide Tenant with a certified copy of such policy. Not less than thirty (30) days prior to the expiration date of such policy, a certificate of insurance of the renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Tenant. Such policy shall further provide that not less than thirty (30) days written notice shall be given to Tenant before such policy may be canceled, non-renewed or changed to reduce the insurance coverage provided thereby. Landlord shall also procure and maintain throughout the Term of this Lease a policy of insurance against loss or damage to the Building by fire or other casualty in such amounts and with such requirements as may be required by Landlord’s mortgagee, but in no event less than the full replacement cost of the Building.

D. Neither Landlord nor Tenant shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any structure, building, or other tangible property, or any resulting loss of income, even though such damage or loss might have been occasioned by the negligence of Landlord or Tenant or any of their agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required of such party to be covered by insurance pursuant to this Lease.

11. Condemnation.

A. If, in Landlord’s reasonable discretion, any substantial part of the Building, Improvements, or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Building or Leased Premises, then this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Term hereof. Provided that Tenant has not exercised its option to extend the Term of this Lease under Paragraph 27 below, then, during the last year of the Term of this Lease, if any substantial part of the Building, Improvements, or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Leased Premises in Tenant’s reasonable discretion, then this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Term hereof.

B. If part of the Building, Improvements, or Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Subparagraph A above, then this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances as the same is reasonably determined by Landlord and Landlord shall undertake to restore the Building, Improvements, and Leased Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest or any award which would otherwise diminish the award to Landlord, the right to such award(s) being hereby assigned by Tenant to Landlord.

12. Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Leased Premises or any part thereof after such termination, then Landlord may, at its option and at any time, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease; or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Rent (or daily Rent under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to one hundred fifty percent (150%) of the Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence. In the event a tenancy at sufferance is created, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Leased Premises if such tenancy at sufferance continues for more than thirty (30) days after Landlord’s notice that Landlord has a subsequent tenant for a portion of the Leased Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed or act as a reformation or novation of this Lease or a waiver of any of Landlord’s rights pursuant to this Paragraph 12, including, without limitation, Landlord’s right to demand at any time one hundred fifty percent (150%) of the Rent for any period of time after the termination of this Lease whether or not Landlord has accepted and deposited any Rent in a lesser amount for such period and whether or not Landlord made any demand for any such Additional Rent, and whether or not Tenant and Landlord are then negotiating for extension or renewal of this Lease or the entry into a new lease for the Leased Premises or for other premises and without any condition or requirement that Landlord notify Tenant that Tenant’s holding over is wrongful or that Tenant’s holding over be held to be wrongful.

13. Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease, and provided that there is no event of default beyond any applicable notice and cure period by Tenant, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises for the Term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord further represents and covenants that it will register to transact business in the State of Wisconsin not later than thirty (30) days after Lease execution. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

14. Events of Default. The following events shall be deemed to be “events of default” by Tenant under this Lease, and Tenant shall not have the right to cure any such events of default except as expressly provided below:

A. Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the Base Rent herein reserved, any other amount treated as Additional Rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as Additional Rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, in any given twelve (12) month period (the “Period”), Tenant shall be entitled to written notice from Landlord for one (1) occasion in such Period that Tenant has not paid the foregoing amounts when due, and Tenant shall not be in default hereunder until five (5) days after such written notice has been given by Landlord; and further provided, Landlord shall not be obligated to give more than one (1) such written notice in any Period, and any failure by Tenant to pay the foregoing amounts within five (5) days after the same are due in any Period after Landlord has given Tenant one (1) previous written notice shall be considered an event of default; or

B. Tenant shall fail to comply with any term, provision or covenant of this Lease, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant, unless such default is not capable of being cured within the twenty (20) day right to cure period, then Tenant shall have such longer period of time as may be reasonable necessary to cure such default, not to exceed ninety (90) days, so long as Tenant has commenced such cure with the twenty (20) day right to cure period and is diligently pursuing such cure; provided, however, such twenty (20) day right to cure (or longer period of time, if applicable) shall not apply to any other events of default under this Paragraph 14; or

C. Tenant shall abandon the Leased Premises for more than thirty (30) consecutive days; or

D. Tenant shall fail to vacate the Leased Premises immediately upon termination or expiration of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or

E. The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant; or

F. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof, or become the subject of a criminal indictment; or

G. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof; or

H. Tenant shall assign, transfer, sublet, or convey, by operation of law or otherwise, any interest in this Lease, except as may be expressly permitted by the terms of this Lease.

15. Remedies. Upon the occurrence of any of such events of default described in Paragraph 14 hereof or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

A. Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating this Lease;

B. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event with or without notice or process of law and to repossess Landlord of the Leased Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. Tenant hereby waives any right to claim damage for such reentry and expulsion;

C. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, to the extent permitted by law, the sum of (i) an amount equal to the then present value of the Rent, including any amounts treated as Additional Rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated Term hereof, less the fair rental value of the Leased Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in Subparagraph D of this Paragraph 15 relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;

D. Alter all locks and other security devices at the Leased Premises without terminating this Lease and without notice if the Leased Premises is not presently used and physically occupied by employees of Tenant or with three (3) days notice if the Leased Premises is then being used and physically occupied by Tenant’s employees;

E. (i) Upon any termination of Tenant’s right to possession only without termination of the Lease, Landlord may, at Landlord’s option, enter into the Leased Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in Subparagraph B of this Paragraph 15, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, Tenant shall pay forthwith to Landlord, if Landlord so elects and to the extent permitted by applicable law, a sum equal to the entire amount of the Rent, including any amounts treated as Additional Rent hereunder, for the residue of the stated Term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the Lease Term; and

(ii) Landlord may, but need not, relet the Leased Premises or any part thereof for such Rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Leased Premises for a greater or lesser Term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises) and Landlord shall not be required to accept any tenant offered by Tenant, to observe any instructions given by Tenant about such reletting, to lease the Leased Premises prior to other vacant space owned, controlled or managed by Landlord or an affiliate of Landlord, to expend sums to lease the Leased Premises, or to lease the Leased Premises at below market rates. In any such case, Landlord may make repairs, alterations and additions in or to the Leased Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all Rent, including any amounts treated as Additional Rent hereunder and other sums reserved in this Lease for the remaining Term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the Rent accruing therefrom (including attorneys’ fees and brokers’ commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this Paragraph from time to time on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term;

F. Landlord may, at Landlord’s option, enter into and upon the Leased Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as Additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease;

G. Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and seized, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant; and/or

H. In the event Tenant fails to pay any installment of Rent, including any amount treated as Additional Rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand and without regard to any grace or cure period for such payment which may be herein provided, a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month to help defray the additional cost to Landlord for processing such late payments and said Rent and other sums due hereunder shall commence to accrue interest at the Default Rate (as such term is hereinafter defined) from the date said sums are due and without regard to any grace or cure period for such payment which may be herein provided, until paid in full, and such late charge and default interest shall be Additional Rent hereunder and the failure to pay such late charge and/or default interest within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge and/or default interest shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. The term “Default Rate” shall mean five percent (5%) over the “prime rate” as such rate is announced from time to time by U.S. Bank National Association, its successors or assigns, at its principal place of business.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of said Leased Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, then Tenant agrees to pay any attorney’s fees so incurred.

Without limiting the foregoing, Tenant hereby: (i) expressly waives any right to trial by jury; and (ii) expressly waives the service of any notice under any existing or future law of the State of Wisconsin applicable to landlords and tenants.

16. Landlord’s Default. In the event of any default by Landlord of any of Landlord’s obligations contained within this Lease and provided such default is not caused by or in any manner contributed to by Tenant’s default hereunder and provided such default materially and adversely interferes with the conduct of Tenant’s business, Tenant shall provide Landlord with written notice specifying such default with particularity. Landlord shall have fifteen (15) days from the date of receipt of Tenant’s default notice (or such longer period as may be required in the exercise of due diligence in good faith) in which to cure such default. If Landlord fails to cure such default within such period, Tenant shall have the right (but not the obligation) upon fifteen (15) days’ additional notice, to remedy Landlord’s default and Landlord shall reimburse Tenant for the reasonable and actual cost thereof within thirty (30) days after written demand by Tenant; provided, however, the Landlord’s obligation to reimburse Tenant shall, at Landlord’s option, be subject to arbitration as hereafter provided. All disputes arising under this Paragraph 16 shall be subject to resolution by arbitration before the American Arbitration Association under the commercial rules thereof. Any arbitration hereunder shall be binding on the parties hereto and shall only be utilized with respect to reimbursement claims of Tenant resulting from alleged Landlord defaults under Paragraph 16 hereof. Each party shall be responsible for its own costs associated with such arbitration and the parties shall share the costs of the arbitrator.

17. Mortgages. This Lease is and shall be subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case, or for any other matters requested by Landlord’s mortgagee. At Tenant’s sole cost and expense, Landlord shall make reasonable and good faith efforts to obtain from its existing mortgagee a subordination, non-disturbance and attornment agreement (utilizing such mortgagee’s standard form of agreement) for Tenant within thirty (30) days after mutual Lease execution. In the event that Landlord is unable to obtain such agreement from its existing mortgagee within thirty (30) days after mutual Lease execution, Tenant may, at its sole option and as its sole and exclusive remedy (it being agreed by Landlord and Tenant that the failure to deliver such agreement shall not constitute a default by Landlord under this Lease), terminate this Lease promptly thereafter by written notice to Landlord. In the event that Landlord delivers such agreement to Tenant prior to receipt of Tenant’s written notice to Landlord terminating this Lease (notwithstanding the passage of thirty (30) days or more after mutual Lease execution), Tenant’s option to terminate this Lease pursuant to this Paragraph 17 shall terminate and be of no further force and effect. Additionally, in the event Landlord has not delivered such agreement by the date that is thirty (30) days after mutual Lease execution and Tenant has not exercised its option to terminate this Lease within thirty (30) days after such date, then Tenant’s option to terminate this Lease pursuant to this Paragraph 17 shall be deemed waived and of no further force and effect. If Tenant exercises its option to terminate this Lease pursuant to this Paragraph 17, Tenant hereby acknowledges and agrees that Landlord shall have the right to use all sums paid to or provided for the benefit of Landlord as of the date of such termination, including, without limitation, the first month’s Base Rent, the Security Deposit, and the Letter of Credit (as defined in Paragraph 30 below), to pay for all Improvement Costs actually incurred by Landlord. For purposes of this Lease, all costs, expenses, fees and other charges related to the approval, construction and installation of the Improvements, including, but not limited to, the matters expressly described in EXHIBIT C, shall be collectively referred to as the “Improvement Costs.” Prior to payment of the Improvement Costs to Landlord, Tenant shall have the right to review the Improvement Costs to verify that all Improvement Costs are related to the approval, construction and installation of the Improvements, including, but not limited to, the matters expressly described in EXHIBIT C. Landlord shall not be paid or reimbursed for any costs, expenses, fees or other charges that are not related to the approval, construction and installation of the Improvements, including, but not limited to, the matters expressly described in EXHIBIT C. Upon full payment to Landlord of all Improvement Costs, Landlord shall promptly return to Tenant the remaining balance, if any, of such sums paid to or provided for the benefit of Landlord. The provisions of this Paragraph 17 shall survive termination of this Lease.

18. Landlord’s Liability. In no event shall Landlord’s liability for any breach of this Lease exceed the Landlord’s equity in the Building; it being agreed that Landlord (and its partners and/or shareholders) shall never be personally liable for any judgment. This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.

19. Mechanic’s and Other Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises, the Building or the Property or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will save and hold Landlord harmless from and against any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises, the Building or the Property or under the terms of this Lease. Tenant will not permit any construction or mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its mortgagees’ interest in the Leased Premises, the Building or the Property to be placed upon the Leased Premises, the Building or the Property arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefore. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s mortgagee in the Leased Premises, the Building and the Property, and Landlord and any such mortgagee are, by the expiration of said thirty (30) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such mortgagee.

20. Notices. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements, with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to CORE Brookfield Lakes Corporate Center, c/o Hammes Company, 18000 West Sarah Lane, Suite 250, Brookfield, Wisconsin, 53045 or to such other entity at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

B. Any notice or other document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when personally delivered or when deposited in the continental United States Mail, postage prepaid, certified or registered mail, or when deposited with a recognized overnight delivery service addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	TENANT:

CORE Realty Holdings Management, Inc., a California corporation, fbo Brookfield Lakes Tenants in Common	Connecture, Inc., a Delaware corporation
18500 West Corporate Drive

c/o Hammes Company	Suite 250

18000 West Sarah Lane, Suite 250	Brookfield, Wisconsin 53045

Brookfield, Wisconsin 53045

All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

21. Miscellaneous.

A. Interpretation. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. Successors and Assigns. The terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord’s grantee or Landlord’s successor shall upon such assignment, become “Landlord” hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of “Landlord” hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 2B unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building of which the Leased Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

C. Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.

D. Estoppel Certificate. Tenant shall at any time and from time to time within twenty (20) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or any prospective Landlord, Landlord’s mortgagee or prospective mortgagee certifying and stating as follows: (i) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefore); (iii) the Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of Rent (or if there are any such defenses or offsets, specifying the same); (iv) Tenant is in possession of the Leased Premises, if such be the case; (v) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (vi) any other accurate statements reasonably required by Landlord or required by its mortgagee or any prospective Landlord or prospective mortgagee. It is intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate or the failure by Tenant to execute and deliver such estoppel certificate or any subordination agreement requested by such mortgagee or prospective mortgagee. Tenant hereby irrevocably appoints Landlord or if Landlord is a trust, Landlord’s beneficiary, as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such twenty (20) day period and such certificate as signed by Landlord or Landlord’s beneficiary, as the case may be, shall be fully binding on Tenant if Tenant fails to deliver a contrary certificate within ten (10) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord’s beneficiary, as the case may be, on behalf of Tenant. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within twenty (20) days after Tenant is requested so to do, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term hereby granted is expressly limited accordingly. Landlord agrees that, within twenty (20) days after receipt of written request from Tenant, Landlord shall execute and deliver to Tenant a similar estoppel certificate.

E. Financial Information. Tenant shall, from time to time at reasonable intervals upon Landlord’s request, deliver to Landlord a copy of Tenant’s most recent financial statements if privately held, or if publicly traded, as applicable, its annual reports and forms 10Q and 10K (financial statements, annual reports and forms hereinafter referred to as “Financial Documents”), which Financial Documents shall, to the extent applicable, be prepared by Tenant or Tenant’s accountant no less often than once per year in accordance with generally accepted accounting principals (“GAAP”), and to the extent Tenant has audited Financial Documents, it will deliver them to Landlord upon request.

F. Authorization to Execute. In the event Tenant hereunder shall be (i) a corporation, then the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Wisconsin, all franchise and corporate taxes have been paid to date, all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed, the officers executing this Lease on behalf of Tenant are duly authorized so to do, and Tenant is authorized to enter into this Lease and to perform its obligations hereunder; (ii) a partnership, then the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly formed partnership and that all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Wisconsin, if necessary, that the partners executing this Lease are authorized so to do, all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed, and that Tenant is authorized to enter into this Lease and to perform its obligations hereunder; or (iii) a limited liability company, then the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified limited liability company and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Wisconsin; all franchise and corporate taxes have been paid to date, all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed, the parties executing this Lease on behalf of Tenant are duly authorized so to do, and Tenant is authorized to enter into this Lease and to perform all of its obligations hereunder.

G. Acceptance of Payment. Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy.

H. Modification. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

I. Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to taxes and Operating Costs and all obligations concerning the condition of the Leased Premises. Upon the expiration or earlier termination of the Term hereof, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (i) to repair and restore the Leased Premises as provided herein; and (ii) to discharge Tenant’s obligation for unpaid real estate taxes, Operating Costs or other amounts due Landlord. All such amount shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord may, at Landlord’s option, be credited against the amount payable by Tenant under this Subparagraph 21I.

J. Severability. If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

K. Binding Obligation. Submission of this Lease shall not be deemed to be a reservation of the Leased Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Leased Premises to other prospective tenants; provided, however, the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Leased Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked by Tenant after such execution and delivery. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Leased Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Subparagraph 2B above and delivered to Landlord the Letter of Credit required by Paragraph 30 below.

L. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to acts of God, fire, earthquake, flood, unusual adverse weather conditions, explosion, war, invasion, insurrection, riot, acts of terrorism, mob violence, sabotage, and malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure of transportation, strikes, lockouts, requisition orders of the government or civil, military, or naval authorities, and changes in the requirements of applicable laws.

M. Proportionate Share. Tenant’s “Proportionate Share” as used in this Lease shall mean a fraction, the numerator of which is the total rentable area of the Leased Premises and the denominator of which is the total rentable area contained in the Building, in each case as is determined by Landlord. For purposes hereof, the numerator is deemed to be 32,160, the denominator is deemed to be 60,293, and Tenant’s Proportionate Share is 53.34%. Notwithstanding the foregoing, in the event of special circumstances where a component of Operating Costs is not being used by or should not be allocated to all tenants in the Building (i.e., a tenant in the Building other than Tenant is tax exempt and renders that tenant’s premises exempt from real estate taxes or another tenant in the Building has electricity separately metered to its premises), the Landlord may recalculate the Tenant’s Proportionate Share with respect to such special circumstances in Landlord’s reasonable discretion (e.g., in the case of a portion of the Building which is exempt from real estate taxes, Tenant’s Proportionate Share of real estate taxes for the Building would be a fraction, the numerator of which shall be the gross rentable area of the Leased Premises and the denominator of which shall be the gross rentable area in the Building less the gross rentable area in the Building exempt from real estate taxes, in each case as determined by Landlord). Additionally, Landlord may recalculate Tenant’s Proportionate Share in the event of changes in the total rentable area of the Leased Premises and/or the Building.

N. Joint and Several. Intentionally omitted.

O. Brokers. Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on EXHIBIT E attached hereto; and (ii) indemnifies and holds the other harmless from any and all liability, costs or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty. Landlord agrees to pay the brokers listed on EXHIBIT E. The parties hereto acknowledge and agree that Landlord is not and shall not be responsible for, or have any liability in connection with, any commissions, payments or other amounts that may be owed or alleged to be owed any broker or finder, including any and all brokers or finders listed on EXHIBIT E attached hereto, with respect to a renewal or extension of this Lease; any relocation of the Tenant or any affiliate of Tenant into any other premises owned, managed or controlled by Landlord or any affiliate of Landlord; any expansion into additional space by the Tenant; or any other lease entered into between Tenant or any affiliate of Tenant and Landlord or any affiliate of Landlord, except as may be required under any written agreement between Landlord and its broker and/or property manager.

P. Time. Except as otherwise expressly provided herein, time is of the essence with respect to this Lease, the performance of all obligations hereunder and the delivery of any notices required herein.

22. [Intentionally Omitted].

23. Certain Rights Reserved to the Landlord. The Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

A.	To change the name or street address of the Building;

B.	To install and maintain a sign or signs on the exterior of the Building or on the Property, provided that such sign or signs do not interfere with the signage rights granted to Tenant pursuant to this Lease;

C.	To have access for the Landlord and the other tenants of the Building to any mail chutes located on the Leased Premises according to the rules of the United States Post Office;

D.	To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Leased Premises;

E.	To retain at all times pass keys to the Leased Premises;

F.	To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, but such exclusive right shall not be binding upon Tenant if granted after the date of this Lease, and upon Tenant’s written request, Landlord shall give Tenant notice of any such exclusive rights granted after the date of this Lease;

G.	To close the Building after regular working hours and on the legal holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

H.	To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Leased Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Leased Premises or the Building or the Landlord’s interests, or as may be necessary or desirable in the operation of the Building.

Except in emergencies, upon not less than one (1) business day advance notice to Tenant, the Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant’s use or possession and without being liable in any manner to the Tenant and without abatement of Rent or affecting any of the Tenant’s obligations hereunder.

24. Environmental Provisions. Except for normal and customary office business supplies used in compliance with Environmental Laws (as defined below), Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, or disposed of on, in or about the Leased Premises, the Building, the Property or the BLCC Center by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, concessionaires, licensees, or invitees. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any Environmental Law or of this Paragraph 24 (including, without limitation, a decrease in value of the Leased Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys’ fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the Term of this Lease as a result thereof provided, however, Tenant shall not be liable for consequential, speculative or punitive damages; provided, however, this indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises and that results in any contamination, then Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Leased Premises to the condition existing prior to the presence of any such Hazardous Substance or as otherwise permitted under applicable Environmental Laws. Tenant shall first obtain Landlord’s written approval for any such remedial action. Except as necessary for normal and customary cleaning and maintenance and except for normal and customary office business supplies used in compliance with Environmental Laws, Landlord represents and warrants that it has no actual knowledge of any Hazardous Substance at the Leased Premises, Building or the Property as of the date hereof. Landlord shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in or under the Building or the Property, or transport to or from the Building or the Property, any Hazardous Substance in violation of Environmental Laws, or allow any other person or entity under Landlord’s control to do so. Landlord shall comply with all local, state and federal laws, ordinances and regulations relating to Hazardous Substance on, in, under or about the Leased Premises, Building or Property. Landlord agrees to indemnify, defend and hold Tenant and its agents and employees harmless from and against any and all liabilities, claims, damages, demands, costs and expenses of every kind and nature directly attributable to Landlord’s failure to comply with this Paragraph 24, including the costs of any required or necessary repair, cleanup or detoxification of the Building or the Property, and the preparation and implementation of any closure, remedial or other required plan; provided, however, Landlord shall not be liable for consequential, speculative or punitive damages.

As used herein, “Hazardous Substance” means any substance that is regulated by any local government, the State of Wisconsin, the United States government, or any agency, authority and/or instrumentality thereof and includes any and all material or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to any environmental law. “Hazardous Substance” includes but is not restricted to petroleum and petroleum byproducts, asbestos and polychlorobiphenyls (“PCBs”).

As used herein, “Environmental Laws” means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.

25. Termination Option. Provided that, as of the Termination Date (as defined below), Tenant is not in default (beyond any applicable notice and cure period) under the terms of this Lease, Tenant shall have a one-time option to terminate this Lease effective on the date that is eighty-five (85) months after the Commencement Date of this Lease (the “Termination Date”). Said option shall only be exercisable by Tenant giving Landlord written notice of Tenant’s election to terminate the Lease (the “Termination Notice”), which Termination Notice must be received by Landlord at least twelve (12) months prior to the Termination Date, time being of the essence with respect thereto. As consideration for and a condition precedent to Landlord granting to Tenant the option to terminate the Lease as set forth herein, the Termination Notice shall be accompanied by a certified or cashier’s check made payable to the order of the Landlord in the amount of the Termination Payment (as defined below). Failure of Tenant to timely deliver the Termination Notice and/or the Termination Payment shall terminate any option or right Tenant may have hereunder. In the event Tenant delivers the Termination Notice and the Termination Payment to Landlord in a timely manner, Tenant shall nonetheless be responsible to continue to comply with all of the terms and conditions and perform all of its obligations contained in the Lease, including, but not limited to, the payment of Rent, through and including the Termination Date. For the purposes hereof, the “Termination Payment” shall mean an amount equal to the sum of the following: (i) the unamortized portion of the cost of Landlord’s Improvements identified in EXHIBIT C attached hereto and all architectural and space planning fees incurred by Landlord with respect thereto; plus (ii) the unamortized portion of the free Base Rent for the tenth (10th) and part of the eleventh (11th) months of the Term, which totaled Fifty-Four Thousand Two Hundred Forty-Three and 20/100 Dollars ($54,243.20); plus (iii) the unamortized portion of any leasing commissions related to this Lease; plus (iv) the unamortized portion of all legal fees and costs incurred with the drafting, negotiation, and completion of this Lease. For purposes of determining the foregoing components of the Termination Payment, Landlord shall utilize a hypothetical amortization period of one hundred twenty (120) months and an interest rate of ten percent (10%), with the balance as of the eighty-fourth (84th) month being the unamortized portion that is due with respect to each component of the Termination Payment. Within ninety (90) days after the Commencement Date, Landlord shall deliver to Tenant in writing and Tenant shall acknowledge in writing the actual amount of the Termination Payment based on the actual costs incurred by Landlord and based on the foregoing amortization formula. The option to terminate contained in this Paragraph is personal to Tenant and is not transferable by any assignment or subletting (other than to a Permitted Transferee). In the event of an assignment or subletting of Tenant’s interest under the Lease (other than to a Permitted Transferee), the option to terminate contained herein shall be null and void and of no further force or effect.

26. Right of First Offer to Lease. Provided Tenant is not then in default (beyond any applicable notice and cure period) under this Lease, and has theretofore fully and faithfully performed each and every obligation of the Tenant under the Lease, at the time any of the designated space on the second floor of the Building, as approximately shown on the plan attached hereto as EXHIBIT A-1 (the “Additional Space”), becomes free of any rights granted by Landlord to any other tenant, and further provided Landlord desires to make the same available for lease, then Landlord shall offer to lease such portion of the Additional Space (the “Offered Space”) to Tenant upon the terms and conditions set forth below:

A. Landlord shall offer to lease the Offered Space by written notice to Tenant that the same is available for lease (the “Offered Space Notice”).

B. The Offered Space Notice shall contain the time (the “Effective Date”) at which the Offered Space will be delivered to Tenant and will be added to the Leased Premises; the base rental rate which the Tenant shall pay for the Offered Space; and the amount of tenant improvement allowance, if applicable, that Landlord is willing to provide for the Offered Space.

C. In the event Tenant has not delivered its unconditional acceptance of Landlord’s offer to lease the Offered Space under the terms set forth herein and in the Offered Space Notice within three (3) business days following Landlord’s delivery of the Offered Space Notice, time being of the essence with respect thereto, then such offer shall be null and void and Tenant shall have no further rights with respect to the Offered Space, and Landlord shall thereafter have the right to lease the Offered Space to any third party on any terms and conditions.

D. In the event the Tenant accepts Landlord’s offer to lease the Offered Space, the Offered Space shall be included in the Leased Premises from and after the Effective Date, the rental for the Leased Premises shall be increased by the rental rate (offered at the prevailing market rate for the Building, as solely determined by Landlord) included in the Offered Space Notice, and Tenant’s Proportionate Share of Operating Costs shall thereafter be determined based on the square footage of the Leased Premises with the Offered Space included.

E. Unless otherwise expressly provided in the Offered Space Notice, the Offered Space shall be delivered to Tenant in an “as is” condition, regardless of whether the Offered Space has been previously occupied by a tenant, without any obligation on the part of Landlord to improve the Offered Space, except to the extent that Landlord needs to perform work to ensure that the Offered Space is separately demised and that the utilities and services required to be provided pursuant to the terms of this Lease are available to the Offered Space.

F. Except as otherwise provided in subparagraphs H and I below, Tenant’s occupancy of the Offered Space shall expire at the same time as provided with respect to the Leased Premises originally leased hereunder (including Tenant’s right to extend as provided in Paragraph 27).

G. In the event the Tenant accepts Landlord’s offer to lease the Offered Space, Landlord and Tenant shall execute an amendment to this Lease setting forth the Effective Date, the exact square footage of and location of the Offered Space, the increase in the Base Rent, and such other modifications to the terms of this Lease as are required by Landlord.

H. Notwithstanding anything to the contrary contained in this Paragraph 26, in the event Tenant exercises its option to lease the Offered Space during the last three (3) years of the original Term of this Lease or any Extended Term, Landlord’s obligation to lease the Offered Space to Tenant shall be conditioned upon Tenant agreeing to add an additional period of time to the end of the original Lease Term or Extended Term, as the case may be, in order to provide not less than three (3) years of Lease term for the entire Leased Premises (including the Offered Space) upon such terms and conditions (including, but not limited to, Base Rent) as are then acceptable to Landlord.

I. Notwithstanding anything to the contrary contained in this Paragraph 26, in the event that Tenant exercises its option to lease Offered Space, Tenant’s option to terminate this Lease pursuant to Paragraph 25 above shall not be applicable to the Offered Space, it being understood and agreed that if Tenant exercises its option to lease the Offered Space and subsequently exercises its option to terminate this Lease pursuant to Paragraph 25, from and after the Termination Date, this Lease shall remain in full force and effect with respect to the Offered Space. Additionally, in the event that Tenant has exercised its option to terminate this Lease pursuant to Paragraph 25 above prior to the exercise of its option to lease Offered Space, Tenant’s option and right to lease Offered Space under this Paragraph 26 shall automatically cease and terminate and be of no further force and effect.

This right of first offer to lease is personal to Tenant and is not transferable by any permitted assignment or subletting (other than to a Permitted Transferee). In the event of an assignment or subletting of Tenant’s interest under the Lease (other than to a Permitted Transferee), the right of first offer to lease contained herein shall be null and void, and of no further effect.

27. Option to Extend. Provided Tenant is not in default (beyond any applicable notice and cure period) under this Lease at the time of the exercise of the option granted below and at the time of the commencement of the Extended Term (as defined below), Tenant shall have two (2) successive options to extend the Term of this Lease, each option for an additional five (5) year period (individually an “Extended Term” and collectively the “Extended Terms”), with (i) the first such Extended Term commencing immediately upon the expiration of the original Term hereof and continuing for five (5) years thereafter (the “1st Extended Term”), and (ii) the second such Extended Term commencing immediately upon the expiration of the 1st Extended Term and continuing for five (5) years thereafter (the “2nd Extended Term”). The exercise of the first option shall not imply or require the exercise of the second option. Tenant shall exercise each of the foregoing options by written notice to Landlord given no less than twelve (12) months prior to the commencement of the respective Extended Term. The foregoing options shall terminate if notice is not timely given with respect to each Extended Term, time being of the essence with respect thereto. All references to the “Term” of this Lease shall, unless the context shall clearly indicate a different meaning, be deemed to constitute a reference to the original Term of this Lease and the Extended Terms, as the same may be exercised as permitted hereunder.

In the event Tenant exercises its option to extend the Term of this Lease, then the Base Rent payable as of the commencement of the applicable Extended Term shall be adjusted to be equal to the then-prevailing Market Rental for the Leased Premises as determined by Landlord and provided to Tenant. “Market Rental” as used herein shall mean the rental applicable to Class A commercial space of similar quality in the Brookfield, Wisconsin submarket as of the first day of the Extended Term. Market Rental shall be determined by Landlord based on the foregoing criteria; provided, however, in no case shall the Base Rent payable for any Extended Term be less than the Base Rent in effect at the time this option is exercised.

This option to extend is personal to Tenant and is not transferable by any permitted assignment or subletting (other than to a Permitted Transferee). In the event of an assignment or subletting of Tenant’s interest under the Lease (other than to a Permitted Transferee), the option to extend contained herein shall be null and void, and of no further effect.

28. Signage. Subject to the approval of the Landlord, The Brookfield Lakes Common Area Association, and the City of Brookfield, Tenant shall have the right to utilize a portion of the upper southeast or a portion of the upper southwest face of the exterior wall of the Building for its signage identifying its company name (hereinafter the “Exterior Wall Signage”). All costs and expenses relating to Exterior Wall Signage shall be the sole responsibility of the Tenant, including, without limitation, all costs and expenses to manufacture, install, operate, maintain, repair, replace and remove the Exterior Wall Signage. Tenant shall not change, modify or alter the Exterior Wall Signage without the prior written consent of Landlord, The Brookfield Lakes Common Area Association, and the City of Brookfield. Upon the occurrence of any of the following events: (a) expiration or earlier termination of the Lease; (b) Tenant’s assignment of the Lease or subletting of more than 10,051 rentable square feet of the Leased Premises; or (c) Tenant vacating or abandoning the Leased Premises, then Tenant, at its sole cost and expense, shall be solely responsible and shall promptly remove the Exterior Wall Signage and restore the exterior of the Building to its original condition. In the event that Tenant fails to remove the Exterior Wall Signage and restore the exterior of the Building to its original condition within ten (10) days after the occurrence of any of the foregoing events, in addition to any other rights and remedies available to Landlord under this Lease, Landlord shall have the right, without further notice to Tenant, to remove the Exterior Wall Signage and restore the exterior of the Building at Tenant’s sole cost and expense. The right to install the Exterior Wall Signage granted to Tenant in this Paragraph 28 is personal to Tenant only and shall not be assigned, transferred or conveyed to any other person or entity or for the benefit of any assignee or sublessee.

29. Roof Top Communication Equipment. Tenant shall have the right, upon written notice to Landlord and upon entering into an Addendum substantially in the form of EXHIBIT F attached hereto, to install communication equipment on the Building’s roof.

30. Letter of Credit. As additional security for Tenant’s full, timely and faithful payment of Rent and performance of Tenant’s covenants and obligations under this Lease, Tenant shall provide to Landlord simultaneously with the execution of this Lease an unconditional and irrevocable letter of credit in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in favor of Landlord, issued by a bank acceptable to Landlord in its sole and absolute discretion, in form and substance acceptable to Landlord in its sole and absolute discretion (the “Letter of Credit”), it being expressly understood and agreed that any draws on the Letter of Credit shall not be an advance Rent deposit or a measure of Landlord’s damages in case of Tenant’s default. The Letter of Credit shall have as an expiration date for payment December 31, 2013. Upon the occurrence of any event of default by Tenant, Landlord shall without prejudice to any other right or remedy provided in this Lease or provided by law, have the right to draw upon the Letter of Credit in accordance with its terms, in whole or in part, without resorting to any other security, and may apply any such draw against and/or hold the proceeds of such draw as security for, any arrears of Rent or other payments due Landlord under this Lease, the performance of any and all of Tenant’s obligations under this Lease, and/or to the extent necessary, or any other damage, injury, expense or liability caused by any event of Tenant’s default. The failure of Tenant to provide the Letter of Credit as provided in this Paragraph 30 shall constitute a default by Tenant of the terms of this Lease, and Landlord shall be entitled to any and all rights and remedies provided under this Lease.

31. Common Area Improvements. Landlord acknowledges that it has agreed, following the Commencement Date of the Lease, to coordinate with Tenant to make certain improvements to the first (1st) floor main lobby of the Building (the “Common Area Improvements”). Landlord and Tenant agree that the total cost of the Common Area Improvements shall not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Upon mutual agreement on the Common Area Improvements to be made, Landlord shall promptly commence and complete such Common Area Improvements at its sole cost and expense.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 10th day of May, 2012.

LANDLORD:		TENANT:

CORE Realty Holdings Management, Inc.,		Connecture, Inc.,
a California corporation,		a Delaware corporation
fbo Brookfield Lakes Tenants in Common

BY:	/s/ CORE Realty Holdings Management, Inc.	BY:	/s/ James Purko

	CORE Realty Holdings Management, Inc.		James Purko
	(Please print name.)		(Please print name.)

ITS:	President	ITS:	CFO
	(Please print title.)		(Please print title.)

EXHIBIT A

Leased Premises

EXHIBIT A

Leased Premises

BROOKFIELD LAKES CORPORATE CENTER BUILDING XVII THIRD FLOOR

HAMMES COMPANY

BUILDING OWNER'S ADDRESS:
18000 WEST SARAH LANE
BROOKFIELD, WISCONSIN 53045

0
15'
30'
60'
NORTH
WOMEN
MEN

EXHIBIT A-1

Additional Space

EXHIBIT B

Legal Description of the Property

Certified Survey Map No. 10286, being a redivision of Parcel 17 of Certified Map No. 8708, being a part of the Northwest 1/4 and Northeast 1/4 of the Northwest 1/4 of Section 33, Town 7 North, Range 20 East, in the City of Brookfield, Waukesha County, Wisconsin.

All that part of Parcel 17 of Certified Survey Map No. 8708, being a division of a part of the Northwest 1/4 and Northeast 1/4 of the Northwest 1/4 of Section 33, Town 7 North, Range 20 East, in the City of Brookfield, Waukesha County, Wisconsin, now being more particularly bounded and described as follows:

Commencing at the Southwest corner of said Parcel 17 of said Certified Survey Map No. 8708, said point being the place of beginning of lands hereinafter described;

Thence Southeasterly 106.20 feet along the North line of “Corporate Drive” and the arc of a curve, whose center lies to the Northeast, whose radius is 535.00 feet, whose central angle is 11°22’23”, and whose chord bears South 85°20’27” East, 106.02 feet to a point of tangency; Thence North 88°58’21” East and along the said North line, 401.22 feet to a point; Thence North 01°01’40” West, 145.30 feet to a point; Thence North 04°19’32” East, 229.90 feet to a point on the Southerly line of Outlot 1 of said Certified Survey Map No. 8708; Thence Westerly along the said Southerly line of said Outlot 1 of said Certified Survey Map No. 8708, same being the “Field Delineated Wetland line”, the following courses; Thence South 72°08’56” West, 33.94 feet to a point; Thence North 89°04’12” West, 43.21 feet to a point; Thence South 89°21’58” West, 36.63 feet to a point; Thence South 89°01’29” West, 44.35 feet to a point; Thence North 89°08’54’’ West, 37.62 feet to a point; Thence North 81°58’09” West, 33.92 feet to a point; Thence North 76°09’18” West, 29.93 feet to a point; Thence North 62°37’36” West, 18.97 feet to a point; Thence North 50°54’25” West, 33.87 feet to a point; Thence North 63°40’47” West, 24.21 feet to a point; Thence North 51°09’36” West, 19.30 feet to a point; Thence North 28°29’06” West, 11.99 feet to a point; Thence North 34°30’15” West, 13.82 feet to a point; Thence North 00°08’47” East, 38.82 feet to a point; Thence North 29°04’47” East, 17.04 feet to a point; Thence North 02°33’54” West, 35.16 feet to a point; Thence North 10°46’21” West, 20.11 feet to a point; Thence North 24°36’50” West, 30.53 feet to a point; Thence North 24°05’31” West, 31.40 feet to a point; Thence North 26°14’01” West, 27.23 feet to a point; Thence North 19°43’48” East, 24.82 feet to a point; Thence North 09°51’15” West, 56.92 feet to a point; Thence North 79°08’24” West, 58.16 feet to a point; Thence South 85°18’36” West, 55.65 feet to a point; Thence South 11°32’32” West, 155.40 feet to a point; Thence South 54°56’01” East, 31.73 feet to a point; Thence South 41°41’57” East, 35.96 feet to a point; Thence South 00°16°52” West, 12.28 feet to a point; Thence South 21’25’35” West, 22.76 feet to a point; Thence South 06°24’31” West, 39.39 feet to a point; Thence South 46°23’28” East, 11.55 feet to a point; Thence South 10°39’19” East, 21.47 feet to a point; Thence South 37°19’00” West, 22.83 feet to a point; Thence North 74°18’58” West, 38.05 feet to a point on the East line of Parcel 10 of Certified Survey Map No. 4966; Thence South 01°15’26” East and along the said East line of said Parcel 10 of said Certified Survey Map No. 4966, 418.05 feet to the point of beginning of this description.

EXHIBIT C

Improvements

See attached InteriorLOGIC Facility Planning space plan for the initial Improvements for Tenant forBrookfield Lakes Corporate Center XVII Building, Project No. 12005, dated April 27, 2012 (“InteriorLOGIC Plans”). In addition, Landlord and Tenant mutually agree to the following clarifications to the InteriorLOGIC Plans:

1.	Convenience outlets (quantity and locations) are shown on plan’s A204 and A307

2.	The number of circuits and amps related to plan’s A204 and A307 are specifically addressed on page 8 of the InteriorLOGIC Plans. Amps related to plan’s A204 and A307 are to be pursuant to the furniture specifications previously provided.

3.	LAN and information technology requirements have been coordinated with Tenant’s information technology consultant as referenced in the drawing attached hereto.

4.	Interior window in greeting room 302 and conference rooms 215 and 335 may be butt glazed glass.

5.	Landlord shall re-use existing security system infrastructure where possible. Landlord shall add additional connections where noted on plan A201 and A301.

6.	Voice and data requirements/locations are identified and itemized in A204 and A307.

7.	Candlepower or lighting responsibility/requirement is addressed with the plans submitted to and approved by the State of Wisconsin and the City of Brookfield.

8.	The folding partition that separates staff cafe 333 and large conference room 334 on plan A301 is existing.

EXHIBIT C

Improvements

60 Amp, 30 Amp, and 20 Amp branch circuits to be wired to twist-lock outlets mounted on back of ladder rack trav.

Four convenience outlets on walls for standard building use.

Ceiling grid will need to be modified to accommodate light fixtures, cooling diffusers, and return air ducts.

Light fixtures relocated to provide light in front and behind racks. The intent of this drawing is to demonstrate where light is needed. Other fixtures can be used and coordinated with HVAC diffuser locations.

Cold Aisle
In Front of
Racks
16'-0"
3'-0"
3'-0"
4'-0"
3'-0"
3'-0"
3'-5"
20'-6"
HP Rack
HP Rack
HP Rack
HP Rack
HP Rack
HP Rack
HP Rack
HP Rack
HP Rack
Phone Rack
UPS
2' x 4' flodrescent
2' x 4' flodrescent
2' x 4' flodrescent
2' x 4' flodrescent
2' x 4' flodrescent
Twist Lock outlets mounted on back of ladder rack tray
Air-conditioning diffusers in ceiling in front of racks.
Return air diffusers in ceiling behind racks to exhaust heated air from back of racks.

Connecture, Inc. – Server Room
18500 W. Corporate Drive,
Brookfield, WI

EXHIBIT D

Rules and Regulations

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Leased Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right (but shall not have the obligation) to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employee shall not go upon the roof of the Building without the written consent of the Landlord.

2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents, servants, or visitors, shall have caused it.

3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Leased Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the Leased Premises; including, without limitation, windows and doors.

4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Leased Premises. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to Landlord, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in, on or about the Property, Building or the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the Leased Premises or in, on or about the Building or Property.

6. Tenant shall not use or keep in, on or about the Property, the Building or the Leased Premises any inflammables, including but not limited to kerosene, gasoline, naphtha and benzene (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.

8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys to offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefore.

9. Tenant shall not put down any floor covering in the Leased Premises without the Landlord’s prior approval of the manner and method of applying such floor covering.

10. On Sundays and legal holidays, and on other days between the hours of 7 p.m. and 6 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Leased Premises may be refused unless the person has a pass, a key or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right (but shall not have the obligation) to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Leased Premises closed.

12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Leased Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

13. In advertising or other publicity, without Landlord’s prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building; and shall not exhibit, sell or offer to sell, use, rent or exchange in, on or about the Leased Premises unless ordinarily embraced within the Tenant’s use of the Leased Premises specified herein.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustments (except by Landlord’s authorized building personnel) of any controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent.

16. Tenant shall not do any cooking in the Leased Premises or engage any coffee cart service.

17. Any wallpaper or vinyl fabric materials, which Tenant may install on painted walls, shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

18. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to the carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

19. Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval and consent before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

20. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment, or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney’s fees.

21. No portion of Tenant’s area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

22. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from, or damage to person or property within, the Leased Premises or the Building or any public rooms or common areas regardless of whether such loss or damage occurs when such area is locked against entry or not.

23. Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant’s agents, employees, or invitees; in the event any of Landlord’s employees perform such services, such employee shall be deemed the agent of Tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

24. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.

25. Tenant shall not place, install, or operate on the Leased Premises or in any part of the Building, any coffee making device or equipment without the prior written consent of Landlord.

26. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures or heating apparatus so that such accidents or defects may be attended to promptly.

27. Tenant shall be entitled to have its name displayed on the directory of the Building, if any, but the design and style of such display, the location of the directory, and the allocation of space on the directory shall be determined by the Landlord in its sole discretion. Any additional names requested by Tenant to be displayed on the directory must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant. Tenant shall not, without Landlord’s prior written consent, install, affix or use (a) any signs, lettering or advertising media of any kind, blinds, shades, curtains, draperies or similar items on the exterior of the Leased Premises or in the interior of the Leased Premises in such a manner as shall be visible from outside the Leased Premises, or (b) any awnings, radio or television antennae or any other object or equipment of any nature whatsoever on the exterior of the Leased Premises. No symbol, mark, design or insignia adopted by Landlord for use in connection with the Building or the BLCC Center shall be used by Tenant without the prior written consent of Landlord. Tenant shall not refer to the Building by any name other than that designated by Landlord from time to time and Tenant may use such designated name solely for the address of its business. All rights to and use of the exterior of the exterior walls of the Leased Premises and the roof of the Building are reserved to Landlord.

28. No vending machines of any description shall be installed, maintained or operated in any part of the Building, including, without limitation, the Leased Premises, without the written consent of Landlord.

29. No automobile or other motor vehicle shall be parked in the Building parking lot overnight without the written consent of Landlord.

30. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and the preservation of good order therein.

EXHIBIT E

Brokers

Tenant’s broker:

Conklin Real Estate Services, LLC

819 North 23rd Street

Milwaukee, WI 53233

Landlord’s broker:

Hammes Company of Wisconsin, Inc.

18000 West Sarah Lane, Suite 250

Brookfield, Wisconsin 53045

EXHIBIT F

Roof Top Communication Equipment Addendum to Lease

THIS ADDENDUM TO LEASE (“Addendum”) is made this 10th day of May, 2012 by and between CORE Realty Holdings Management, Inc., a California corporation, fbo Brookfield Lakes Tenants in Common (“Landlord”) and Connecture, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement, EXECUTED the 10th day of May, 2012 (hereinafter referred to as the “Lease”) for the rental of the Leased Premises defined therein; and

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	During the Term of the Lease, Tenant, at its sole cost and expense, may install, use, maintain, repair and replace on the roof of the Building one (1) free-standing non-penetrating mount-designed satellite dish or antenna not exceeding five feet (5’) in height and three feet (3’) in diameter (the “Antenna”).

2.	Prior to installation of any Antenna, Tenant shall provide to Landlord, for Landlord’s approval, a written request describing the proposed dimensions, mounting method, location, point of entry to the Building, cable route, passageways to be utilized and any other information that would be material to Landlord’s decision to approve the Antenna. The parties shall attempt to agree on any necessary modifications to the Antenna and Tenant’s request. Upon Landlord’s reasonable approval of the Antenna, Landlord and Tenant shall execute and deliver to each other a written agreement documenting the terms and conditions of Tenant’s installation and use of the Antenna (the “Antenna Agreement”). Thereafter, if Tenant desires any modification to the Antenna or the Antenna Agreement, Tenant shall give written notice to Landlord of such modification for Landlord’s reasonable approval.

3.	Landlord agrees that any work to be performed pursuant to this Addendum and the Antenna Agreement shall be performed by a mutually agreed upon contractor (“Contractor”). If Tenant desires to use a different contractor, Tenant shall provide written notice to Landlord of the name and address of the new contractor for Landlord’s written approval.

4.	Landlord agrees that work may be performed by non-union labor; provided that the work be conducted by workers bonded up to the value of the work, services and/or materials provided. Additionally, Tenant shall maintain and shall require the Contractor to maintain standard liability insurance coverage in customary and reasonable amounts, and shall deliver to Landlord certificates of insurance naming Landlord as additional insured.

5.	Landlord agrees to give to Tenant and/or Contractor access to the roof, or such portions thereof, as are reasonably necessary to install, maintain, repair, replace and remove the Antenna upon Tenant giving Landlord five (5) business days prior written notice of the date and time access to the roof is required.

6.	Tenant shall obtain all required approvals, permits and licenses at no cost or expense to Landlord.

7.	Tenant will provide Landlord with copies of all applications for approvals, permits and licenses. Landlord will also be provided with copies of permits and licenses as they are issued.

8.	Tenant assures that no liens will attach to the Property, Leased Premises, Building or Landlord. If a lien is recorded against the Property, Leased Premises, Building, or Landlord, the Tenant will take whatever steps and costs that are necessary to remove said lien within thirty (30) days of notice of the filing of any such lien. The failure to do so shall constitute a default of under the Lease.

9.	If required by any government body or by Landlord, Tenant will install at its sole cost and expense a screen to shield the Antenna from public view. Tenant shall provide Landlord with proposed screen design prior to obtaining written approval from Landlord.

10.	Upon removal of the Antenna, cables and conduits, Tenant agrees to repair at its sole cost and expense any and all damage to the Property, Leased Premises, or any other area of the Building caused by the existence, installation, use, maintenance, removal, repair, testing or replacement of the Antenna, cables and conduits.

11.	Tenant agrees that the Antenna, and its installation, use, maintenance, repair and replacement thereof, will not interfere with satellite dish, antenna or other transmission or reception equipment presently located on or in the Building or any other building in the BLCC Center or any other tenant’s use thereof. Should the Antenna cause interference, Tenant shall promptly eliminate or terminate such interference within two (2) business days after notice from Landlord.

12.	The Antenna, cables and conduits shall become the property of Tenant for the duration of the Lease. Tenant, at Landlord’s option, shall remove at its sole cost and expense such equipment at the expiration of the Lease or sooner as noted in Paragraph 11 of this Addendum.

13.	Tenant hereby agrees to and shall indemnify and hold Landlord harmless from any and all liability, loss, damage, cost, expense or fee, including attorneys’ fees, incurred by or alleged against Landlord as a result of the existence, installation, use, maintenance, removal, repair, testing or replacement of the Antenna, cables and conduits.

All other terms and conditions of the Lease, except as expressly or by necessary implication modified herein, shall be in full force and effect throughout the Term of the Lease.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

LANDLORD:		TENANT:

CORE Realty Holdings Management, Inc., a California corporation, fbo Brookfield Lakes Tenants in Common		Connecture, Inc., a Delaware corporation

BY:	/s/ CORE Realty Holdings Management, Inc.	BY:	/s/ James Purko
	CORE Realty Holdings Management, Inc.		James Purko
	(Please print name.)		(Please print name.)

ITS:	President	ITS:	CFO
	(Please print title.)		(Please print title.)